CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           PAMIDA HOLDINGS CORPORATION


                    Adopted in Accordance with the Provisions
                  of Section 242 of the General Corporation Law
                            of the State of Delaware


     PAMIDA HOLDINGS CORPORATION (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

     FIRST: The name of the Corporation is Pamida Holdings Corporation.

     SECOND: The Board of Directors of the Corporation duly adopted a resolution proposing and declaring the advisability of amendments to ARTICLE FOURTH of the Restated Certificate of Incorporation, as previously amended, of the Corporation so that such ARTICLE FOURTH shall read in its entirety as follows:

                                 "ARTICLE FOURTH

                                   4.1 GENERAL

          The total number of shares of stock which the Corporation has authority to issue is 29,002,141 consisting of:

            (i) 514   shares   of   16.25%   Senior   Cumulative
                  Preferred  Stock,  par value  $1.00 per share
                  (the "Senior Preferred");

            (ii) 1,627   shares  of  14.25%   Junior   Cumulative
                   Preferred  Stock,  par value  $1.00 per share
                   (the "Junior Preferred");

            (iii)25,000,000  shares  of Common  Stock,  par value
                   $.01 per share (the "Common Stock"); and

            (iv) 4,000,000  shares of Nonvoting Common Stock, par
                   value $.01 per share (the  "Nonvoting  Common
                   Stock").

                     4.2 RECLASSIFICATION OF PREFERRED STOCK

          Upon the effectiveness of this Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation (the "Effective Date"), each outstanding share of Senior Preferred and each outstanding share of Junior Preferred shall be changed and reclassified, without any other action being required on the part of the respective holders thereof, into the number of shares of Common Stock of the Corporation calculated as follows: The number of shares of Common Stock to be issued for the outstanding shares of Senior Preferred and Junior Preferred held by each holder thereof shall be equal to the Liquidation Value of such holder's shares of Senior Preferred and Junior Preferred divided by nine (9) and rounded up to the next whole number. The "Liquidation Value" of each share of Senior Preferred or Junior Preferred shall mean the Liquidation Value as determined pursuant to the terms of Section 4.2 of Article Fourth of the Restated Certificate of Incorporation of the Corporation as in effect immediately prior to the Effective Date plus any unpaid dividends not included in the Liquidation Value accrued from the most recent Dividend Reference Date (as such term is defined in the Restated Certificate of Incorporation of the Corporation as in effect immediately prior to the Effective Date) to the close of business on the Effective Date.

          At and after the Effective Date, holders of shares of Senior Preferred and Junior Preferred, upon surrender of a certificate or certificates for such shares to the Corporation, shall be entitled to receive in replacement thereof a certificate representing the number of shares of Common Stock of the Corporation into which the aggregate number of shares of Senior Preferred or Junior Preferred represented by the certificate or certificates so surrendered shall have been changed and reclassified pursuant to the preceding paragraph of this Section
     4.2. From and after the Effective Date, until surrendered and replaced in accordance with this paragraph, each such certificate representing shares of Senior Preferred or Junior Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock of the Corporation into which such shares of Senior Preferred or Junior Preferred shall have been changed and reclassified pursuant to the preceding paragraph of this
     Section 4.2; provided, however, that the rights of the holders of such certificates representing shares of Senior Preferred or Junior Preferred (i) to vote and (ii) to receive dividends and distributions, if any, payable to holders of Common Stock of the Corporation shall be governed by the following provisions of this paragraph. After the Effective Date, no holder of shares of Senior Preferred or Junior Preferred shall have the right to vote on any matter submitted to a vote of the holders of Common Stock of the Corporation until the Corporation, in accordance with the provisions of this paragraph, has issued to such holder a certificate for the shares of Common Stock of the Corporation into which such shares of Senior Preferred or Junior Preferred shall have been changed and reclassified pursuant to the preceding paragraph of this Section 4.2. Unless and until the certificate or certificates representing shares of Senior Preferred or Junior Preferred have been surrendered to the Corporation as contemplated in this paragraph, no dividends or other distributions payable to holders of Common Stock of the Corporation as of a record date at or after the Effective Date shall be paid to any holder of such certificate or certificates. Subject to the effect of unclaimed property, escheat, and other applicable laws, after the surrender of any such certificate for shares of Senior Preferred or Junior Preferred, there shall be paid to the record holder of the shares of Common Stock of the Corporation issued in replacement of such certificate, without interest, (i) the amount of dividends or other distributions with a record date at or after the Effective Date but prior to such surrender theretofore paid with respect to such shares of Common Stock of the Corporation and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date at or after the Effective Date but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Common Stock of the Corporation. From and after the Effective Date, the stock transfer books of the Corporation with respect to the Senior Preferred and the Junior Preferred shall be closed, and no transfer of any of such shares thereafter shall be made. If, after the Effective Date, certificates for shares of Senior Preferred or Junior Preferred are presented to the Corporation for transfer, then such certificates shall be cancelled and replaced by certificates issued in the name of the transferee representing the appropriate number of shares of Common Stock of the Corporation as provided in this paragraph.

                   4.3 COMMON STOCK AND NONVOTING COMMON STOCK

          Except as otherwise provided in this Section 4.3 or as otherwise required by applicable law, all shares of Common Stock and Nonvoting Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations, and restrictions.

          Part 1.  Voting Rights.

          Except as otherwise provided in this Section 4.3 or in ARTICLE ELEVENTH or as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, and the holders of Nonvoting Common Stock shall have no right to vote on any matters to be voted on by the Corporation's stockholders; provided, that the holders of Nonvoting Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Nonvoting Common Stock would receive or be exchanged for consideration different on a per share basis from the consideration received with respect to or in exchange for shares of Common Stock or would otherwise be treated differently from shares of Common Stock, except that shares of Nonvoting Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or in exchange for the Common Stock so long as (i) such non-voting securities are convertible into voting securities on the same terms as Nonvoting Common Stock is convertible into Common Stock under Part 4 of this
     Section 4.3 and (ii) all other consideration is equal on a per share basis.

          Part 2.  Dividends

          As and when dividends are declared or paid thereon, whether in cash, property, or securities of the Corporation, the holders of Common Stock and the holders of Nonvoting Common Stock shall be entitled to participate in such dividends ratably on a per share basis; provided, that (i) if dividends are declared which are payable in shares of Common Stock or Nonvoting Common Stock, then dividends shall be declared which are payable at the same rate on both classes of stock, the dividends payable in shares of Common Stock shall be payable to holders of Common Stock, and the dividends payable in shares of Nonvoting Common Stock shall be payable to holders of Nonvoting Common Stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Nonvoting Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to such voting securities and which are convertible into or exchangeable for such voting securities on the same terms as Nonvoting Common Stock is convertible into Common Stock under
     Part 4 of this Section 4.3.

          Part 3.  Liquidation.

          Except as otherwise provided by applicable law or by the Restated Certificate of Incorporation of the Corporation or any amendments thereto, in the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock and the holders of Nonvoting Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock and Nonvoting Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

          Part 4.  Conversion.

     4A.  CONVERSION OF NONVOTING COMMON STOCK.

          Each holder of shares of Nonvoting Common Stock shall be entitled to convert into the same number of shares of Common Stock any or all of such holder's shares of Nonvoting Common Stock if (i) such conversion would not have the effect of causing such holder (or a group acting in concert as a partnership or other group of which such holder is a member) to become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Corporation representing 30% or more of the combined voting power of the outstanding securities of the Corporation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors (hereinafter, a "30% Holder"); provided, however, that, notwithstanding the foregoing provisions of this clause (i), if immediately prior to a transfer of shares of Nonvoting Common Stock to a transferee holder, the transferor of such shares would have been a 30% Holder if its holdings of Nonvoting Common Stock were deemed converted into shares of Common Stock, then the transferee holder of such shares of Nonvoting Common Stock shall not have the right to convert such shares of Nonvoting Common Stock into shares of Common Stock until the sixty-first day after the date of the transfer, or (ii) the 11 3/4% Senior Subordinated Notes due 2003 of Pamida, Inc., a Delaware corporation (the "Senior Subordinated Notes") are not outstanding and have not been replaced with a debt issue with comparable provisions requiring redemption or otherwise imposing requirements or restrictions on the Corporation or the issuer of such replacement debt issue in the event a person or group becomes a 30% Holder. For purposes of this Part 4, a "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization, or other entity or organization.

     4B.  CONVERSION PROCEDURE.

          (i) Each conversion of shares of Nonvoting Common Stock into shares of Common Stock pursuant to Part 4A above shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares of
     Nonvoting  Common  Stock  stating  that  such  holder  desires  to convert the shares, or a stated number of the shares, of Nonvoting Common Stock represented by such certificate or certificates into shares of Common Stock. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted shares of Nonvoting Common Stock as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (ii) Promptly after the surrender of such certificates and the receipt of such written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the shares of Common Stock issuable upon such conversion and (b) a certificate representing any shares of Nonvoting Common Stock which were represented by the certificate or certificates surrendered to the Corporation in connection with such conversion but which were not converted.

          (iii)The issuance of certificates for shares of Common Stock upon conversion of shares of Nonvoting Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

          (iv) The Corporation at all times shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of shares of Nonvoting Common Stock, such number of shares of Common Stock as may be issuable upon the conversion of all outstanding shares of Nonvoting Common Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens, and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

          (v) The Corporation shall not close its books against the transfer of shares of Nonvoting Common Stock or shares of Common Stock issued or issuable upon conversion of shares of Nonvoting Common Stock in any manner which would interfere with the timely conversion of shares of Nonvoting Common Stock.

          (vi) If the Corporation in any manner subdivides or combines the outstanding shares of Common Stock or Nonvoting Common Stock, then the outstanding shares of the other of such classes of stock shall be proportionately subdivided or combined in a similar manner.

          Part 5.  AMENDMENT AND WAIVER.

          No amendment or waiver of any provision of this Section 4.3 shall be effective without the prior approval of the holders of a majority of the then outstanding shares of Nonvoting Common Stock voting as a separate class."

     FOURTH: A majority of the outstanding stock entitled to vote on such amendments and a majority of the outstanding stock of each class entitled to vote on such amendments as a class have been voted in favor of such amendments. Holders of a majority of the outstanding shares of Preferred Stock of the Corporation have consented in writing to the foregoing amendment of Section 4.2 of ARTICLE FOURTH, and written notice thereof has been given, in accordance with
Section 228 of the General Corporation Law of the State of Delaware. Holders of a majority of the outstanding shares of Common Stock of the Corporation voted in favor of the foregoing amendments at a special meeting of stockholders duly called and held in accordance with the General Corporation Law of the State of Delaware.

     FIFTH: The foregoing amendments have been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairman of the Board and Chief Executive Officer, its authorized officer, on this 14th day of November, 1997.


                                        PAMIDA HOLDINGS CORPORATION, a Delaware
                                        Corporation


                                        By: /S/ STEVEN S. FISHMAN
                                            Steven S. Fishman,
                                            Chairman of the Board and
                                            Chief Executive Officer